IQST – iQSTEL Technology Portfolio Builds On $1.2 Trillion Market

New York, NY, Feb. 15, 2022 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) has built and rapidly expanded a business by being a leader in providing technology enabled services to the global migrant market with an estimated population of over 280 million.

iQSTEL expects to report $64 million in revenue for 2021 generated primarily from providing telecommunication services for the global migrant market.  The company has forecasted $90 million in annual revenue for 2022 as it expands its services beyond telecommunications to include financial services and electric vehicle transportation among other vital services in short supply to the global migrant market.

iQSTEL is in the process of uplisting to Nasdaq.  The company has achieved the required shareholder equity necessary to list on Nasdaq in addition to securing a strategic investment to fund the company’s growth objectives over the next three years.

In reaction to the company’s upcoming audited financial report and continued progress toward its intended Nasdaq uplisting, management is optimistic the iQSTEL price-per-share will organically increase to reach the Nasdaq minimum listing price.

In conjunction with the company’s growth and uplisting objectives, iQSTEL CEO Leandro Iglesias publishes regular updates narrating the company’s progress.  He plans to release his next update in a letter to shareholders this Thursday, February 17th.  In the next update he intends to feature iQSTEL’s business expansion potential by highlighting the market potential for iQSTEL’s technology enable services.  Migrant remittances, a market iQSTEL includes in its technology enable service expansion, is currently estimated at over $700 billion annually and expected to exceed $1.2 trillion annually by 2030.

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets.

The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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